Exhibit 99.1

Shaw Reports Second Quarter Fiscal Year 2012 Financial Results

BATON ROUGE, La.--(BUSINESS WIRE)--March 29, 2012--The Shaw Group Inc. (NYSE: SHAW) today announced financial results for the second quarter of fiscal year 2012, which ended Feb. 29, 2012.

Second Quarter Fiscal Year 2012 Overview:

  Plant Services segment awarded a new contract with Arizona Public Service Co. (APS) to provide maintenance and construction services to eight fossil power plants. This follows Shaw’s award in the first quarter to service APS’s nuclear power units.
  Southern Company awarded combined license (COL) for Plant Vogtle from the Nuclear Regulatory Commission (NRC) on Feb. 9, 2012. The NRC is scheduled to conduct its affirmation meeting on SCANA’s V.C. Summer COL on March 30, 2012.
  Regulatory-required design changes and COL delays for nuclear projects increased total forecast project costs, which decreased overall project percent complete calculated for revenue recognition purposes. While the percentage of completion impact is merely timing related, it adversely impacted the quarter by approximately $8.3 million pre-tax or $0.08 per share. Shaw believes increased forecast costs are recoverable from its clients and has reached a preliminary agreement on these costs with SCANA.
  Power segment negatively impacted by net cost increases of approximately $17.6 million pre-tax, or $0.16 per share, on two coal projects that are nearing completion.
  Shaw continues to evaluate strategic alternatives for our Energy & Chemicals segment and has received offers from potential acquirers. We expect to render a decision during the third quarter of fiscal year 2012.

“Results for the quarter were driven by strong operational performance in our Plant Services, Environmental & Infrastructure and Fabrication & Manufacturing segments, as well as our nuclear power contracts. Our Power segment was impacted by increased field construction costs on coal projects that are nearing completion and a change in the overall project completion schedule for the nuclear projects driven by delays in receiving the COLs. However, work is ramping up significantly on the nuclear projects, and we expect a positive impact for the remainder of the fiscal year from those projects,” said J.M. Bernhard Jr., chairman, president and chief executive officer of Shaw.

Financial Results:

Because of the non-cash, non-operational impact on reported earnings resulting solely from movement in exchange rates between the U.S. dollar and the Japanese yen, Shaw uses financial results excluding its Investment in Westinghouse segment to measure and communicate financial performance internally and externally. As previously announced, Shaw’s subsidiary, Nuclear Energy Holdings (NEH), intends to exercise put options to sell its investment in Westinghouse back to Toshiba.

For the second quarter of fiscal year 2012, Shaw’s Westinghouse segment includes a non-cash, non-operating foreign exchange translation gain of $51.5 million pre-tax, or $31.6 million after tax. The prior year’s period included a non-cash foreign exchange translation loss of $46.9 million pre-tax, or $28.7 million after tax.

The following results include Shaw’s Westinghouse segment:

Three Months Ended Feb. 29 and Feb. 28 Including the Westinghouse Segment
	FY 2012	FY 2011
Revenues	$1.5 billion	$1.4 billion
Gross Profit	$108.6 million	$116.0 million
EBITDA	$115.4 million	$33.2 million
Net Income Attributable to Shaw	$52.5 million	$1.2 million
Diluted Earnings Per Share	$0.78	$0.01
Net Cash From Operating Activities	($9.5) million	$70.7 million
Total Adjusted Cash	$877.3 million	$1.5 billion

The following results exclude Shaw’s Westinghouse segment:

Three Months Ended Feb. 29 and Feb. 28 Excluding the Westinghouse Segment
	FY 2012	FY 2011
Revenues	$1.5 billion	$1.4 billion
Gross Profit	$108.6 million	$116.0 million
EBITDA	$69.7 million	$78.0 million
Net Income Attributable to Shaw	$30.8 million	$35.0 million
Diluted Earnings Per Share	$0.46	$0.40

Fiscal Year 2012 Guidance:

Shaw is reconfirming its earnings guidance, which was updated at the end of the first quarter of fiscal year 2012 to reflect recent share repurchases:

  Revenue: approximately $5.5 - $6.0 billion
  Diluted earnings per share, excluding Westinghouse: $2.05 - $2.15 per share
  Operating cash flow: approximately $100 million
  Ending fiscal year 2012 backlog: approximately $22 billion

Conference Call and Webcast:

A conference call to discuss the company’s financial results will be held Thursday, March 29, 2012, at 9 a.m. Eastern time (8 a.m. Central time). A slide presentation will be posted on the Investor Relations page of Shaw’s website at www.shawgrp.com approximately one hour prior to the conference call.

Interested parties may either dial 1.800.588.4973 to listen to the conference call live or access a live audio webcast on Shaw’s website at www.shawgrp.com. A replay of the conference call will be available after the call by telephone, as well as on the company’s website. To listen to the replay by telephone, dial 1.888.843.7419 and use pass code 31971882#.

Investment in Westinghouse:

Shaw’s subsidiary NEH has a 20 percent equity interest in companies collectively known as the Westinghouse Group. NEH financed this investment partially through issuing limited recourse Japanese yen-denominated bonds and, to mitigate the risk associated with foreign currency fluctuation, simultaneously entered into a yen-denominated put option agreement with Toshiba, which provides NEH the option to sell all or part of its equity interest to Toshiba and receive a pre-determined yen-denominated price for the shares.

For U.S. reporting purposes, the yen-denominated bonds are revalued at each quarter’s end to the current U.S. dollar exchange rate; however, the yen-denominated put option, which naturally hedges the foreign exchange movements of the Japanese yen-denominated bonds, is not revalued at current exchange rates for U.S. financial reporting purposes. Therefore, our reported financial results frequently reflect the volatility of the yen-dollar exchange rates showing significant non-cash translation exchange gains or losses.

Calculation of EBITDA:

Shaw defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by Shaw to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (GAAP), EBITDA itself is not a GAAP measure.

A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information within this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income attributable to Shaw. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

Calculation of Total Adjusted Cash:

Shaw defines total adjusted cash as the sum of cash and cash equivalents, restricted and escrowed cash and cash equivalents, short-term investments and restricted short-term investments. These accounts include the amount of cash that can be accessed in a matter of days.

About Shaw:

The Shaw Group Inc. (NYSE: SHAW) is a leading global provider of engineering, construction, technology, fabrication, remediation and support services for clients in the energy, chemicals, environmental, infrastructure and emergency response industries. A Fortune 500 company with fiscal year 2011 annual revenues of $5.9 billion, Shaw has approximately 27,000 employees around the world and is a power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For more information, please visit Shaw’s website at www.shawgrp.com.

This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. The forward looking statement s include assumptions about our operations, such as cost controls and market conditions, that may not be realized. Actual future results and financial performance could vary significantly from those anticipated in such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise.

Among the factors that could cause future events or transactions to differ from those we expect are those risks discussed under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2011, our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2011, and February 29, 2012, and other reports filed with the Securities and Exchange Commission (SEC). Please read our “Risk Factors” and other cautionary statements contained in these filings.

As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.

THE SHAW GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2012 AND FEBRUARY 28, 2011
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	2012	2011	2012	2011
Revenues	$1,474,736	$1,424,814	$2,992,339	$2,968,096
Cost of revenues	1,366,111	1,308,854	2,763,772	2,790,532
Gross profit	108,625	115,960	228,567	177,564
Selling, general and administrative expenses	61,860	73,056	131,337	143,951
Operating income (loss)	46,765	42,904	97,230	33,613
Interest expense	(1,281)	(1,215)	(2,932)	(2,551)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(10,300)	(10,380)	(20,711)	(20,895)
Interest income	683	6,181	2,835	8,502
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	51,462	(46,910)	76,627	(59,320)
Other foreign currency transaction gains (losses), net	(1,317)	2,965	877	3,963
Other income (expense), net	2,069	3,917	2,537	4,301
Income (loss) before income taxes and earnings (losses) from unconsolidated entities	88,081	(2,538)	156,463	(32,387)
Provision (benefit) for income taxes	33,441	(987)	58,369	(12,714)
Income (loss) before earnings (losses) from unconsolidated entities	54,640	(1,551)	98,094	(19,673)
Earnings (losses) from 20% Investment in Westinghouse, net of income taxes	(3,577)	1,801	1,689	4,280
Earnings (losses) from other unconsolidated entities, net of income taxes	2,525	1,954	4,212	2,347
Net income (loss)	$53,588	$2,204	$103,995	$(13,046)
Less: Net income (loss) attributable to noncontrolling interests	1,099	1,008	2,262	1,761
Net income (loss) attributable to Shaw	$52,489	$1,196	$101,733	$(14,807)

Net income (loss) attributable to Shaw per common share:
Basic	$0.79	$0.01	$1.48	$(0.17)
Diluted	$0.78	$0.01	$1.45	$(0.17)

Weighted average shares outstanding:
Basic	66,502	85,199	68,921	85,048
Diluted	67,514	86,810	70,000	85,048

THE SHAW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	February 29, 2012 (unaudited)	August 31, 2011

ASSETS
Current assets:
Cash and cash equivalents ($77.6 million and $78.6 million related to variable interest entities (VIEs))	$537,301	$674,080
Restricted and escrowed cash and cash equivalents	47,643	38,721
Short-term investments ($5.6 million and $7.8 million related to VIEs)	116,088	226,936
Restricted short-term investments	176,241	277,316
Accounts receivable, including retainage, net ($29.5 million and $7.5 million related to VIEs)	730,872	772,242
Inventories	267,116	245,044
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	569,196	552,502
Deferred income taxes	323,579	367,045
Investment in Westinghouse	975,411	999,035
Prepaid expenses and other current assets	133,763	138,260
Total current assets	3,877,210	4,291,181
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	19,378	14,768
Property and equipment, net of accumulated depreciation of $379.9 million and $347.3 million	528,604	515,811
Goodwill	544,468	545,790
Intangible assets	15,410	17,142
Deferred income taxes	9,273	10,484
Other assets	97,679	91,858
Total assets	$5,092,022	$5,487,034

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$650,293	$822,476
Accrued salaries, wages and benefits	141,406	132,857
Other accrued liabilities	199,701	199,947
Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	1,423,751	1,535,037
Japanese yen-denominated bonds secured by Investment in Westinghouse	1,602,834	1,679,836
Interest rate swap contract on Japanese yen-denominated bonds	19,498	27,059
Short-term debt and current maturities of long-term debt	11,475	349
Total current liabilities	4,048,958	4,397,561
Long-term debt, less current maturities	5,342	630
Deferred income taxes	72,005	70,437
Other liabilities	76,645	81,152
Total liabilities	4,202,950	4,549,780
Shaw shareholders' equity:
Preferred stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, no par value, 200,000,000 shares authorized; 92,406,666 and 91,711,102 shares issued, respectively;
and 65,815,425 and 71,306,382 shares outstanding, respectively	1,331,018	1,321,278
Retained earnings	430,188	328,455
Accumulated other comprehensive loss	(115,575)	(104,922)
Treasury stock, 26,591,241 shares and 20,404,720 shares, respectively	(791,868)	(639,704)
Total Shaw shareholders' equity	853,763	905,107
Noncontrolling interests	35,309	32,147
Total equity	889,072	937,254
Total liabilities and equity	$5,092,022	$5,487,034

THE SHAW GROUP INC. AND SUBSIDIARIES
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2012 AND FEBRUARY 28, 2011
REVENUES BY GEOGRAPHY
(in millions, except for percentages)

	Three Months Ended				Six Months Ended
	2012		2011		2012		2011
	(in millions)%		(in millions)%		(in millions)%		(in millions)%
United States	$1,272.0	86	$1,183.0	83	$2,569.1	86	$2,491.3	84
Asia/Pacific Rim countries	114.8	8	164.2	12	244.4	8	332.9	11
Middle East	39.2	3	33.0	2	89.6	3	58.7	2
United Kingdom and other European countries	17.4	1	29.5	2	29.7	1	57.6	2
South America and Mexico	22.6	2	12.0	1	45.2	2	16.7	1
Canada	5.5	–	1.9	–	9.7	–	5.1	–
Other	3.2	–	1.2	–	4.6	–	5.8	–
Total revenues	$1,474.7	100%	$1,424.8	100%	$2,992.3	100%	$2,968.1	100%

BACKLOG BY SEGMENT
(in millions, except for percentages)

	February 29, 2012%		August 31, 2011%

Power	$10,495.4	53	$10,776.4	54
Plant Services	3,119.9	16	2,119.7	11
E&I	4,636.5	23	5,189.9	26
E&C	344.1	2	436.4	2
F&M	1,201.0	6	1,495.9	7
Total backlog	$19,796.9	100%	$20,018.3	100%

SEGMENT RESULTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2012 AND FEBRUARY 28, 2011
(in millions, except percentages)

	Three Months Ended		Six Months Ended
	2012	2011	2012	2011

Revenues:
Power	$450.7	$558.3	$945.4	$1,063.3
Plant Services	323.7	200.0	618.8	457.8
E&I	412.6	390.2	872.0	908.7
E&C	141.1	160.2	304.2	338.6
F&M	146.6	116.1	251.9	199.7
Corporate	–	–	–	–
Total revenues	$1,474.7	$1,424.8	$2,992.3	$2,968.1

Gross profit:
Power	$8.1	$56.7	$35.1	$27.1
Plant Services	21.1	15.9	44.1	39.2
E&I	32.9	35.9	70.6	84.3
E&C	12.4	(13.2)	27.7	(6.8)
F&M	33.7	19.5	50.2	31.6
Corporate	0.4	1.2	0.9	2.2
Total gross profit	$108.6	$116.0	$228.6	$177.6

Gross profit percentage:
Power	1.8%	10.2%	3.7%	2.5%
Plant Services	6.5	8.0	7.1	8.6
E&I	8.0	9.2	8.1	9.3
E&C	8.8	(8.2)	9.1	(2.0)
F&M	23.0	16.8	19.9	15.8
Corporate	NM	NM	NM	NM
Total gross profit percentage	7.4%	8.1%	7.6%	6.0%

NM - Not Meaningful

Selling, general and administrative expenses:
Power	$7.7	$11.0	$17.4	$22.6
Plant Services	2.8	2.8	5.4	5.0
E&I	16.7	18.8	35.1	37.0
E&C	9.4	11.3	21.5	24.0
F&M	8.7	8.3	17.9	16.0
Investment in Westinghouse	–	0.9	0.1	0.9
Corporate	16.6	20.0	33.9	38.5
Total selling, general and administrative expenses	$61.9	$73.1	$131.3	$144.0

Income (loss) before income taxes and earnings (losses) from unconsolidated entities:
Power	$0.9	$49.8	$18.5	$8.6
Plant Services	18.3	13.2	38.8	34.4
E&I	17.4	17.6	37.0	48.4
E&C	2.3	(18.9)	6.9	(24.1)
F&M	24.5	11.3	33.0	15.5
Investment in Westinghouse	41.2	(58.2)	55.8	(81.1)
Corporate	(16.5)	(17.3)	(33.5)	(34.1)
Total income (loss) before income taxes and earnings (losses) from unconsolidated entities	$88.1	$(2.5)	$156.5	$(32.4)

RECONCILIATION OF EBITDA TO INCOME (LOSS) BEFORE INCOME TAXES AND EARNINGS (LOSSES) FROM UNCONSOLIDATED ENTITIES
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2012 AND FEBRUARY 28, 2011
(in millions)

	Three Months Ended February 29, 2012
	Consolidated	Power	Plant Services	E&I	E&C	F&M	Westinghouse	Corporate
Income (loss) before income taxes and earnings (losses) from unconsolidated entities:	$88.1	$0.9	$18.3	$17.4	$2.3	$24.5	$41.2	$(16.5)
Interest expense	11.6	-	-	-	-	(0.4)	10.3	1.7
Depreciation and amortization	18.5	6.9	0.5	3.4	2.5	4.7	-	0.5
Earnings (losses) from unconsolidated subs	(1.7)	-	-	0.5	3.6	-	(5.8)	-
Income attributable to noncontrolling interests	(1.1)	-	-	(0.8)	-	(0.3)	-	-
EBITDA	$115.4	$7.8	$18.8	$20.5	$8.4	$28.5	$45.7	$(14.3)

	Three Months Ended February 28, 2011
	Consolidated	Power	Plant Services	E&I	E&C	F&M	Westinghouse	Corporate
Income (loss) before income taxes and earnings (losses) from unconsolidated entities:	$(2.5)	$49.8	$13.2	$17.6	$(18.9)	$11.3	$(58.2)	$(17.3)
Interest expense	11.6	(0.1)	-	-	-	-	10.4	1.3
Depreciation and amortization	19.0	7.6	0.4	3.5	2.5	4.4	-	0.6
Earnings (losses) from unconsolidated subs	6.1	0.4	-	0.2	2.5	-	3.0	-
Income attributable to noncontrolling interests	(1.0)	-	-	(1.2)	-	0.2	-	-
EBITDA	$33.2	$57.7	$13.6	$20.1	$(13.9)	$15.9	$(44.8)	$(15.4)

	Six Months Ended February 29, 2012
	Consolidated	Power	Plant Services	E&I	E&C	F&M	Westinghouse	Corporate
Income (loss) before income taxes and earnings (losses) from unconsolidated entities:	$156.5	$18.5	$38.8	$37.0	$6.9	$33.0	$55.8	$(33.5)
Interest expense	23.7	0.1	-	-	-	0.1	20.7	2.8
Depreciation and amortization	37.0	13.8	0.9	6.9	5.0	9.3	-	1.1
Earnings (losses) from unconsolidated subs	9.6	-	-	0.9	5.9	-	2.8	-
Income attributable to noncontrolling interests	(2.3)	-	-	(2.6)	-	0.3	-	-
EBITDA	$224.5	$32.4	$39.7	$42.2	$17.8	$42.7	$79.3	$(29.6)

	Six Months Ended February 28, 2011
	Consolidated	Power	Plant Services	E&I	E&C	F&M	Westinghouse	Corporate
Income (loss) before income taxes and earnings (losses) from unconsolidated entities:	$(32.4)	$8.6	$34.4	$48.4	$(24.1)	$15.5	$(81.1)	$(34.1)
Interest expense	23.5	0.2	-	-	-	-	20.9	2.4
Depreciation and amortization	36.6	13.9	0.9	6.7	5.1	8.7	-	1.3
Earnings (losses) from unconsolidated subs	10.7	0.6	-	0.7	2.4	-	7.0	-
Income attributable to noncontrolling interests	(1.8)	-	-	(2.7)	-	0.9	-	-
EBITDA	$36.6	$23.3	$35.3	$53.1	$(16.6)	$25.1	$(53.2)	$(30.4)

REGULATION G DISCLOSURES

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.

THE SHAW GROUP INC.
	RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED FEBRUARY 29, 2012
(in millions, except per share data)	Q-2 FY 2012
	Three months ended February 29, 2012
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,474.7	$-	$1,474.7
Cost of revenues	1,366.1	-	1,366.1
Gross profit	108.6	-	108.6

Selling, general and administrative expenses	61.9	(0.0)	61.9

Operating income	46.7	0.0	46.7

Interest expense	(1.3)	-	(1.3)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(10.3)	(10.3)	-
Interest income	0.7	-	0.7
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	51.5	51.5	-
Other foreign currency transaction gains (losses), net	(1.3)	-	(1.3)
Other income (expense), net	2.1	0.0	2.1

Income (loss) before income taxes and earnings from unconsolidated entities	88.1	41.2	46.9
Provision (benefit) for income taxes	33.4	15.9	17.5

Income (loss) before earnings from unconsolidated entities	54.7	25.3	29.4

Income from 20% Investment in Westinghouse, net of income taxes	(3.6)	(3.6)	-
Earnings (losses) from unconsolidated entities, net of income taxes	2.5	-	2.5

Net income (loss)	53.6	21.7	31.9

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(1.1)	-	(1.1)

Net income (loss) attributable to Shaw	$52.5	$21.7	$30.8

Net income (loss) attributable to Shaw per common share:
Basic	$0.79	$0.33	$0.46
Diluted	$0.78	$0.32	$0.46

Weighted average shares outstanding:
Basic	66.5	66.5	66.5
Diluted	67.5	67.5	67.5

THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED FEBRUARY 28, 2011
(in millions, except per share data)	Q-2 FY 2011
	Three months ended February 28, 2011
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,424.8	$-	$1,424.8
Cost of revenues	1,308.8	-	1,308.8
Gross profit	116.0	-	116.0

Selling, general and administrative expenses	73.1	0.9	72.2

Operating income	42.9	(0.9)	43.8

Interest expense	(1.2)	-	(1.2)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(10.4)	(10.4)	-
Interest income	6.2	-	6.2
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	(46.9)	(46.9)	-
Other foreign currency transaction gains (losses), net	3.0	-	3.0
Other income (expense), net	3.9	-	3.9

Income (loss) before income taxes and earnings from unconsolidated entities	(2.5)	(58.2)	55.7
Provision (benefit) for income taxes	(0.9)	(22.6)	21.7

Income (loss) before earnings from unconsolidated entities	(1.6)	(35.6)	34.0

Income from 20% Investment in Westinghouse, net of income taxes	1.8	1.8	-
Earnings (losses) from unconsolidated entities, net of income taxes	2.0	-	2.0

Net income (loss)	2.2	(33.8)	36.0

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(1.0)	-	(1.0)

Net income (loss) attributable to Shaw	$1.2	($33.8)	$35.0

Net income (loss) attributable to Shaw per common share:
Basic	$0.01	$(0.39)	$0.40
Diluted	$0.01	$(0.39)	$0.40

Weighted average shares outstanding:
Basic	85.2	85.2	85.2
Diluted	86.8	86.8	86.8

REGULATION G DISCLOSURES

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following table reflects the company's calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED FEBRUARY 29, 2012

	Q-2 FY 2012

	Consolidated	Westinghouse Segment	Excluding Westinghouse
(in millions)

Net income (loss) attributable to Shaw	$52.5	$21.7	$30.8
Interest expense	11.6	10.3	1.3
Depreciation and amortization	18.5	-	18.5
Provision for income taxes	33.4	15.9	17.5
Income taxes on unconsolidated subs	(0.6)	(2.2)	1.6
EBITDA	$115.4	$45.7	$69.7

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED FEBRUARY 28, 2011

	Q-2 FY 2011

	Consolidated	Westinghouse Segment	Excluding Westinghouse
(in millions)

Net income (loss) attributable to Shaw	$1.2	$(33.8)	$35.0
Interest expense	11.6	10.4	1.2
Depreciation and amortization	19.0	-	19.0
Provision for income taxes	(0.9)	(22.6)	21.7
Income taxes on unconsolidated subs	2.3	1.2	1.1
EBITDA	$33.2	$(44.8)	$78.0

REGULATION G DISCLOSURES

The Shaw Group Inc. defines total adjusted cash as the sum of cash and cash equivalents, restricted and escrowed cash and cash equivalents, short-term investments and restricted short-term investments. These accounts include the amount of cash that can be accessed in a matter of days.

RECONCILIATION OF TOTAL ADJUSTED CASH FOR THE THREE MONTHS ENDED FEBRUARY 29, 2012

Q-2 FY 2012

(in thousands)

Cash and cash equivalents	$537,301
Restricted and escrowed cash and cash equivalents	47,643
Short-term investments	116,088
Restricted short-term investments	176,241
Total Adjusted Cash	$877,273

RECONCILIATION OF TOTAL ADJUSTED CASH FOR THE THREE MONTHS ENDED FEBRUARY 28, 2011

Q-2 FY 2011

(in thousands)

Cash and cash equivalents	$659,516
Restricted and escrowed cash and cash equivalents	68,975
Short-term investments	508,734
Restricted short-term investments	276,142
Total Adjusted Cash	$1,513,367

CONTACT:
The Shaw Group Inc.
Media and Financial Contact:
Gentry Brann, 225-987-7372
gentry.brann@shawgrp.com